EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181566) pertaining to the 2005 Officers’ Stock Plan, 2005 Stock Plan, and 2012 Equity Incentive Plan of Facebook, Inc. of our report dated February 1, 2013, with respect to the consolidated financial statements of Facebook, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
San Francisco, California
February 1, 2013